BYLAWS OF NOWIGENCE INC A NEW YORK CORPORATION

The form of Minutes, Consents, Bylaws, Agreements and other forms and documents enclosed with this order are offered as a sample only of standard provisions contained in such forms and documents. They do not purport to address the specific requirements of individual transactions or situations. If utilized incorrectly, significant negative tax and business consequences could result. Persons outside the legal profession who intend to utilize any such forms and documents must seek competent legal counsel prior to their use or adaptation thereof for his or her particular requirements.

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BYLAWS OF NOWIGENCE INC

A NEW YORK CORPORATION

TABLE OF CONTENTS

ARTICLE I OFFICES AND AGENTS

Section 1. PRINCIPAL EXECUTIVE OFFICE Section 2. OTHER OFFICES

Section 3. REGISTERED AGENTS

ARTICLE II DIRECTORS - MANAGEMENT

Section 1. RESPONSIBILITY OF BOARD OF DIRECTORS Section 2. NUMBER AND QUALIFICATION OF DIRECTORS Section 3. ELECTION, VOTING AND TERM OF OFFICE OF

DIRECTORS

Section 4. VACANCIES IN THE BOARD Section 5. REMOVAL OF DIRECTORS Section 6. COMPENSATION OF DIRECTORS Section 7. COMMITTEES OF THE BOARD Section 8. RESIGNATIONS OF A DIRECTOR

ARTICLE III MEETINGS OF DIRECTORS

Section 1. ANNUAL MEETINGS OF DIRECTORS

Section 2. OTHER REGULAR MEETINGS OF DIRECTORS

Section 3. NOTICE OF ANNUAL AND OTHER REGULAR MEETINGS OF DIRECTORS

Section 4. SPECIAL MEETINGS OF DIRECTORS AND REQUIRED NOTICES Section 5. NOTICE OF ADJOURNMENT OF MEETINGS

Section 6. WAIVER OR LACK OF NOTICE OF MEETING OF DIRECTORS Section 7. DIRECTORS ACTION WITHOUT MEETING

Section 8. QUORUM FOR MEETINGS OF DIRECTORS

Section 9. EFFECT IF ONLY A SOLE DIRECTOR IS REQUIRED

Section 10 ELECTRONIC PARTICIPATION IN MEETINGS OF DIRECTORS

ARTICLE IV OFFICERS - MANAGEMENT

Section 1. OFFICERS

Section 2. ELECTION OF OFFICERS Section 3. SUBORDINATE OFFICERS

Section 4. REMOVAL AND RESIGNATION OF OFFICERS Section 5. VACANCIES IN AN OFFICE

Section 6. CHAIRMAN OF THE BOARD

Section 7. PRESIDENT Section 8. VICE PRESIDENT

Section 9. SECRETARY

Section 10. TREASURER

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ARTICLE V MEETINGS OF SHAREHOLDERS

Section 1. PLACE OF MEETINGS

Section 2. ANNUAL MEETINGS OF SHAREHOLDERS Section 3. SPECIAL MEETINGS OF SHAREHOLDERS Section 4. LIST OF SHAREHOLDERS

Section 5. NOTICE OF MEETINGS OF SHAREHOLDERS.

Section 6. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS Section 7. ALL SHAREHOLDERS ACTING WITHOUT A MEETING

Section 8. OTHER ACTIONS OF SHAREHOLDERS WITHOUT A MEETING Section 9. QUORUM FOR MEETINGS OF SHAREHOLDERS

Section 10.VOTING BY SHAREHOLDERS

Section 11. FIXING DATE FOR MEETING OF SHAREHOLDERS

Section 12. PROXIES

Section 13. ORGANIZATION OF MEETINGS OF SHAREHOLDERS Section 14. INSPECTORS OF ELECTION AT MEETINGS

Section 15. ELECTRONIC PARTICIPATION IN MEETINGS OF SHAREHOLDERS

ARTICLE VI CERTIFICATES AND TRANSFER OF SHARES

Section 1. CERTIFICATES FOR SHARES Section 2. TRANSFER ON STOCK LEDGER

Section 3. TRANSFER AGENTS AND REGISTRARS

Section 4. RECORD DATE Section 5. LEGEND CONDITION

Section 6. LOST OR DESTROYED CERTIFICATES

ARTICLE VII RECORDS -- INSPECTION-FILINGS-CHECKS-CONTRACTS -- REPORTS

Section 1. RECORDS

Section 2. INSPECTION OF BOOKS AND RECORDS Section 3. BIENNIAL FILINGS

Section 4. CHECKS, DRAFTS, ETC. Section 5. EXECUTION OF CONTRACTS

ARTICLE VIII AMENDMENTS TO BYLAWS AND CONSTRUCTION Section 1. AMENDMENT OF BYLAWS BY SHAREHOLDERS Section 2. RECORD OF AMENDMENTS

Section 3. CONSTRUCTION AND INTERPRETATION

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ARTICLE IX MISCELLANEOUS

Section 1. CORPORATE SEAL

Section 2. REPRESENTATION OF SHARES IN OTHERS

Section 3. INDEMNIFICATION OF OFFICERS AND DIRECTORS Section 4. ACCOUNTING YEAR AND ACCOUNTING METHOD Section 5. OTHER TAX ELECTIONS

Section 6. SUBSIDIARY CORPORATIONS

CERTIFICATE OF ADOPTION OF BYLAWS BY INCORPORATOR(S)

CERTIFICATE OF SECRETARY OF ADOPTION OF BYLAWS BY INCORPORATOR(S)

CERTIFICATE OF SECRETARY OF ADOPTION OF BYLAWS BY VOTE OF SHAREHOLDERS

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BYLAWS OF

NOWIGENCE INC

ARTICLE I OFFICES AND AGENTS

Section 1. PRINCIPAL EXECUTIVE OFFICE.

The principal executive office for the transaction of business of the corporation is hereby fixed and located at 31 Torrey Pines City of Clifton Park, County of NY 12065, State of New York.

The location of the principal executive office may be changed by approval of a majority of the authorized Directors, and additional offices may be established and maintained at such other place or places, either within or without the State of New York, as the Board of Directors may from time to time designate.

Section 2. OTHER OFFICES.

Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

Section 3. REGISTERED AGENTS.

The corporation shall have and maintain a registered agent and registered office located within the State of New York and within all other states in which it is required by applicable law.

ARTICLE II DIRECTORS - MANAGEMENT

Section 1. RESPONSIBILITY OF BOARD OF DIRECTORS.

Subject to the provisions of the corporation laws of the State of New York (the “Corporation Law”) and to any limitations in the Certificate of Incorporation of the corporation relating to action required to be approved by the Shareholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.

Section 2. NUMBER AND QUALIFICATION OF DIRECTORS.

Subject to the Certificate of Incorporation, the authorized number of Directors shall be TWO or more individuals until changed by a duly adopted amendment to the Certificate of Incorporation if the number is fixed in the Certificate of Incorporation or otherwise by an amendment to these Bylaws adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. Each Director shall be a natural person of at least 18 years of age.

A Director need not be a Shareholder unless so required by the Certificate of Incorporation. No reduction of the authorized  number of Directors shall have the effect of removing any Director before that Director's term of office expires.

Section 3. ELECTION OF, TERM OF, VOTING, FOR OFFICE OF DIRECTORS.

Directors shall be elected by the majority of the shares entitled to vote present, in person, or by proxy at each annual meeting of the Shareholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified or until such Director’s earlier death, resignation or removal.

Section 4. VACANCIES IN THE BOARD.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any Director, or if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of Directors is increased, or if the Shareholders fail, at any meeting of Shareholders at which any Director or Directors are elected, to elect the number of Directors to be voted for at that meeting.

Unless the Certificate of Incorporation provides otherwise, vacancies in the Board of Directors may be filled A) by a majority vote of the remaining Directors at a meeting, or B) if the number of Directors is less than a quorum, by (1) unanimous written consent of the Directors then in office or (2) by the affirmative vote of a majority of the Directors then in office at a meeting. A Director elected to fill a vacancy in the Board shall hold office until the next meeting of the Shareholders at which the election of Directors is the regular order of business and until his successor has been elected and qualified.

If the vacant office was held by a Director elected by a voting group of Shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the Shareholders. The Shareholders may elect a Director to fill a vacancy not filled by the Directors by the written consent of the Shareholders holding a majority of the outstanding shares entitled to vote or by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is  present. At any time, the Shareholders may elect a Director or Directors to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

Section 5. REMOVAL OF DIRECTORS.

Except as otherwise provided in the Certificate of Incorporation or the Corporation Law, the entire Board of Directors or any individual Director may be removed from office with or without cause by the holders of a majority of the shares then entitled to vote for the election of Directors.

The removal of Directors, with or without cause as provided above is subject to the following:

(1)In the case of a corporation having cumulative voting, no Director may be removed when the votes cast against his removal would be sufficient to elect him if voted cumulatively at an election at which the same total number of votes were cast and the entire board, or the entire class of Directors of which he is a member, were then being elected; and

(2)When by the provisions of the certificate of incorporation the holders of the shares of any class or series, or holders of bonds voting as a class are entitled to elect one or more Directors, any Director so elected may be removed only by the applicable votes of the holders of the shares of that class or series, or the holders of such bond, voting as a class.

A Director may be removed by the Shareholders only at a meeting called for the purpose of removing such Director and the meeting notice shall state that the purpose, or one (1) of the purposes, of the meeting is removal of the Director.

Section 6. COMPENSATION OF DIRECTORS.

Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

Section 7. COMMITTEES OF THE BOARD.

One or more Committees of the Board may be appointed by resolution passed by a majority of the authorized number of Directors of the Board. Committees shall be composed of one (1) or more members of the Board, and shall have such powers of the Board as may be expressly delegated to it by resolution of the Board of Directors, as permitted by the Corporation Law.

The provisions of these Bylaws governing meetings of Directors, notices of meeting, waiver of notice, quorum and voting shall apply to meetings of a committee. Any committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:

(a)the adoption, amendment, or the approval of any action for which the Corporation Law also requires Shareholders' approval or approval of the outstanding shares;

(b)the creation or filling of vacancies on the Board of Directors or any committee of the Board;

(c)the fixing of compensation of the Directors for serving on the Board or on any committee;

(d)the adoption, alteration, amendment or repeal of Bylaws or the adoption of new Bylaws;

(e)the amendment of the Certificate of Incorporation;

(f)the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

(g)a distribution to the Shareholders of the corporation, at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

(h)the appointment of any other committees of the Board of Directors or the members of these committees.

Section 8. RESIGNATION OF A DIRECTOR.

Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Board of Directors of the corporation or as otherwise allowed under the Corporation Law, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

ARTICLE III MEETINGS OF DIRECTORS

Section 1. ANNUAL MEETINGS OF DIRECTORS.

Meetings of the Board of Directors may be called by the Chairman of the Board, or the President, or any Vice President, or the Secretary, or any two (2) Directors and shall be held at the principal executive office of the corporation, unless some other place is designated in the notice of the meeting. Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment so long as all members participating in such a meeting can simultaneously hear one another. Accurate minutes of any meeting of the Board or any committee thereof, shall be maintained by the Secretary or other officer designated for that purpose.

Section 2. OTHER REGULAR MEETINGS OF DIRECTORS.

Regular meetings of the Board of Directors shall be held at the principal executive offices, or such other place as may be designated by the Board of Directors, as follows:

Time of Regular Meeting:To be held as needed Date of Regular Meeting:To be held as needed

If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter.

Section 3. NOTICE OF ANNUAL AND OTHER REGULAR MEETINGS OF DIRECTORS.

No notice need to be given of a regular (including annual) meeting of the time and place of the meeting fixed by the Bylaws or the Board of Directors. The notice of a regular (including annual) meeting needs not specify the purpose of the meeting.

Section 4. SPECIAL MEETINGS OF DIRECTORS AND REQUIRED NOTICES.

Special meetings of the Board may be called at any time by any of the aforesaid officers (i.e., by the Chairman of the Board or the President or any Vice President or the Secretary or any two (2) Directors) at least forty-eight (48) hours before the time called by the meeting.

If the notice of a special meeting is sent to a Director by letter, it shall be addressed to him or her at his or her address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail, postage prepaid, in the place in which the principal executive office of the corporation is located at least four (4) days prior to the time of the holding of the meeting. The mailing, telegraphing, telephoning or delivery as above provided and any other method allowed by the Corporation Law shall be due, legal and personal notice to the Director.

Section 5. NOTICE OF ADJOURNMENT OF MEETINGS.

A majority of the Directors present at a meeting, whether or not constituting a quorum, may adjourn the meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned and held within any twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all Directors not present at the time of the adjournment.

Section 6. WAIVER OR LACK OF NOTICE OF MEETING OF DIRECTORS.

If there is any lack of required notice of any meeting of Directors, then the transactions thereof are as valid as if had at a meeting regularly called and noticed provided all of the Directors are present at any Directors' meeting, however called or noticed, or all of the Directors not present sign a written consent to the holding of the meeting or approval of the minutes on the records of such meeting, before or after the time or date of meeting stated in the Notice. The waiver, consent or approval shall be filed with the Secretary of the corporation for filing with the minutes or corporate records. If a Director attends a meeting without notice but without protesting  prior thereto or at its commencement, the Director shall be treated as present at the meeting.

Section 7. DIRECTORS ACTION WITHOUT MEETING.

Unless the Certificate of Incorporation provide otherwise, any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board. Such consent reflecting the action taken shall be filed with the regular minutes of the Board.

Section 8. QUORUM FOR MEETINGS OF DIRECTORS.

A majority of the total number of Directors shall be necessary to constitute a quorum for the transaction of business. Unless the Certificate of Incorporation or Bylaws require a greater number, the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for such meeting.

Section 9. EFFECT IF ONLY A SOLE DIRECTOR IS REQUIRED.

In the event only one (1) Director is required by the Bylaws or Certificate of Incorporation, any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the Directors shall be deemed to refer to such notice, waiver, etc., by such sole Director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to a Board of Directors.

Section 10. ELECTRONIC PARTICIPATION IN MEETINGS OF DIRECTORS.

Unless the Certificate of Incorporation provides otherwise, Directors and Proxyholders may participate in a meeting of Directors by means of a telephone conference, electronic video screen communication, electric transmission by and to the corporation or any similar method of electronic communication by which all persons participating in the meeting can hear each other. Participation by such means constitutes presence in person at the meeting.

ARTICLE IV OFFICERS - MANAGEMENT

Section 1. OFFICERS.

The officers of the corporation shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV.

Any two or more offices may be held simultaneously by the same person.

Section 2. ELECTION OF OFFICERS.

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article IV relating to appointment of subordinate officers or Section 5 of this Article IV relating to vacancies, shall be chosen annually by the Board of Directors. Each officer shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve, or a successor shall be elected and qualified.

Section 3. SUBORDINATE OFFICERS.

The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section 4. REMOVAL AND RESIGNATION OF OFFICERS.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting to the Board. Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 5. VACANCIES IN AN OFFICE.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to that office.

Section 6. CHAIRMAN OF THE BOARD.

The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article IV.

Section 7. PRESIDENT.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He or she shall preside at all meetings of the Shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section 8. VICE PRESIDENT.

In the absence or disability of the President, the Vice Presidents, if any, in order  of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

Section 9. SECRETARY.

The Secretary shall have the following duties:

(a)Book of Minutes. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Shareholders' meetings and the proceedings thereof.

(b)Record of Shareholders. The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the names of the Shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

(c)Notice of Meetings. The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by the Bylaws or by law to be given. He or she shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

(d)Other Duties. The Secretary shall keep the seal of the corporation, if any, in safe custody. The Secretary shall have such other powers and perform such other duties as prescribed by the Board of Directors.

Section 10. TREASURER

The Treasurer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of account shall at all reasonable times be open to inspection by any Director.

The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his or her transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

ARTICLE V MEETINGS OF SHAREHOLDERS

Section 1. PLACE OF MEETINGS.

All meetings of the Shareholders shall be held at the principal executive office of the corporation within the State of New York unless some other appropriate and convenient geographical location is designated for that purpose from time to time by a resolution of the Board of Directors.

Section 2. ANNUAL MEETINGS OF SHAREHOLDERS.

Written notice of the place, date and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the New York General Corporation Law or the Certificate of Incorporation of the Corporation)

At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may be properly brought before the meeting. The initial annual meeting of Shareholders shall be held within fifteen (15) months of the date of the filing of the Certificate of Incorporation with the Secretary of State. A record of any vote or other action taken at the meeting  shall be kept.

Section 3. SPECIAL MEETINGS OF SHAREHOLDERS.

Except as otherwise authorized in the Certificate of Incorporation special meetings of the Shareholders may be called at any time by the Board of Directors, the President, or at the signed and dated request of one or more Shareholders holding not less than one-tenth (1/10) of the votes entitled to be cast on any issue proposed to be considered at the special meeting. Special meetings of Shareholders may be held in or  out of the state of incorporation at a place fixed by the Board or otherwise at the principal executive office of the corporation.

Section 4. LIST OF SHAREHOLDERS.

A list of Shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of Shareholders upon the request there at or prior thereto of any Shareholder. If the right to vote at any meeting is challenged, the inspector of election, or person presiding thereat, shall require such list of Shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be Shareholders entitled to vote thereat may vote at such meeting.

Section 5. NOTICE OF MEETINGS OF SHAREHOLDERS.

Notice of meetings, annual or special, shall be given in writing or electronically not less than ten (10) nor more than sixty (60) days except if notice is given by third class mail and less than twenty-four (24) hours or more than sixty (60) days before the date of the meeting. The notices shall be given by the Secretary or the Assistant Secretary, or if there be no such officer, or in the case of his or her neglect or refusal, by any Director or Shareholder.

The notices shall be given personally or by mail or other means of written communication allowed under the Corporation Law including by personal delivery, first class mail, facsimile, E-mail, or other form of electronic transmission and shall be sent to the Shareholder's address appearing on the books of the corporation, or supplied by him or her to the corporation for the purpose of notice, and in the absence thereof, as provided under the Corporation Law.

Notice of any meeting of Shareholders shall specify the place, the day and the hour of meeting, the means, if any, of electronic or remote participation by which a Shareholder may participate and be considered present and eligible to vote, and (1) in case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (2) in the case of an annual meeting, those matters which the Board at date of mailing, intends to present for action by Shareholders. At any meetings where Directors are to be elected, notice shall include the names of the nominees, if any, intended at date of notice to be presented by management for election.

Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication including electronically. The officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

When a meeting is adjourned to another time or place, it shall not be necessary, unless the Bylaws require otherwise, to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record on the new record date entitled to notice.

Section 6. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS.

A Shareholder may in writing including electronically waive any notice of meeting before or after the date of meeting stated in the notice. A telegram, cablegram, electronic mail or an electronic or other transmission capable of authentication that appears to have been sent by a person described in this section and that contains a waiver by that person is a writing for the purposes of this section. The transactions of any meeting of Shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to  the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records and made a part of the minutes of the meeting. Attendance at the meeting of Shareholders shall constitute a waiver of notice of the meeting, unless objection shall be made at the beginning of the meeting to holding the meeting. Attendance at the meeting in person or by proxy by any shareholder shall constitute a waiver of notice.

Section 7. ALL SHAREHOLDERS ACTING WITHOUT A MEETING.

Any action which may be taken at a meeting of the Shareholders, may be taken without a meeting or notice of meeting if authorized by a writing signed by all of the Shareholders entitled to vote at a meeting for such purpose, setting forth the action taken and filed with the Secretary of the corporation for filing with the minutes of proceedings of the Board in the records of the corporation.

Section 8. OTHER ACTIONS OF SHAREHOLDERS WITHOUT A MEETING.

Action that may be taken at a meeting of Shareholders may be taken without meeting, if the action is taken by all Shareholders entitled to vote on the action. Further, unless otherwise provided in the Corporation Law or the Certificate of Incorporation, any action which may be taken at any annual or special meeting of Shareholders may be  taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, signed and dated by the holders of outstanding shares having not less  than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The signed consents shall be delivered to the corporation as required by the Corporation Law.

Unless the consents of all Shareholders entitled to vote have been solicited in writing,

(1)Notice of any approval by Shareholders without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and

(2)Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent, to each of those Shareholders entitled to vote who have not consented in writing.

No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this paragraph to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office in this state, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.

Written consent thus given by the holders of such number of shares as is required shall have the same effect as a valid vote of holders of such number of shares, and any certificate with respect to the authorization or taking of any such action which is to be delivered to the department of state shall recite that written consent has been given in accordance with this section and that written notice has been given as and to the extent required.

When there are no Shareholders of record, such action may be taken on the written consent signed by a majority in interest of the subscribers for shares whose subscription have been accepted or their successors in interest or, if no subscription has been accepted, on the written consent signed by the incorporator or a majority of the incorporators. When there are two or more incorporators, if any dies or is for any reason unable to act, the other or others may act. If there is no incorporator able to act, any person for whom a n incorporator was acting as agent, may act in his stead, or if such other person also dies or is for any reason unable to act, his legal representative may act.

Section 9. QUORUM FOR MEETINGS OF SHAREHOLDERS.

The holders of a majority of the shares entitled to vote thereat, that are present in person, or by use of authorized communications equipment or represented by proxy shall constitute a quorum at all meetings of the Shareholders for the transaction of business provided that when a specified item of business is required to be voted on by a particular class or series of shares, voting as a class, the holders of a majority of the votes of the shares of said class, shall constitute a quorum for the transaction of such specified item of business except as otherwise provided by these Bylaws.

If, however, such majority (or other required greater number) shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified.

If a quorum be initially present, the Shareholders may continue to transact business for the remainder of the meeting until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

Section 10. VOTING BY SHAREHOLDERS.

The Shareholders may vote by voice or ballot provided their own election for Directors must be by voice only if demanded by any Shareholder before the voting has begun. Only persons in whose name’s shares entitled to vote stand on the stock records  of the corporation on the day of any meeting of Shareholders, unless some other day be fixed by the Board of Directors for the determination of Shareholders of record, and then on such other day, shall be entitled to vote at such meeting.

Vote Required. Each stockholder shall have one vote for each share of capital stock entitled to vote held of record by such stockholder, and a proportionate vote for each fractional share so hold, unless otherwise provided in the Certificate of Incorporation. When a quorum is present at any meeting, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question (including but not limited to the election of Directors) is one upon which by express provisions of an applicable law or of the Certificate of Incorporation or these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

Where a separate vote by class or series, or classes or series, is required, the affirmative vote of the majority of outstanding shares of such class or series, or classes or series, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to that vote on that matter and, in all matters other than the election of Directors, the affirmative vote of the majority of shares of such class or series, or classes or series, present in person or represented by proxy at the meeting shall be the act of such class or series, or classes or series, unless the question is one upon which by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on  the election of Directors. This Corporation is authorized to issue one hundred million (100,000,000) shares of Class A & B Common Stock, par value $0.00001 per share (the “Class A Common Stock”), sixty million (60,000,000) shares of Class A common stock par value $0.00001 per share and (the “Class B Common Stock”), forty million (40,000,000) shares of Class B common stock, par value $0.00001 per share, and together with the Class A, B are Common Stock, the “Common Stock”), The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of Common Stock of the Corporation, voting together as a single class. Common Stock. A statement of the designations of each class of Common Stock and the powers, preferences and rights and qualifications, limitations or restrictions thereof is as follows: Voting Rights. (i) Except as otherwise provided herein or by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation. (ii) Each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.(iii) Each holder of shares of Class B Common Stock shall be entitled to ten (10) votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. (iv) If the shareholder owns Class B Common Stock issued to their names and decides to sell the shares then the shares sold will automatically convert to Class A common stock.

Section 11. FIXING DATE FOR MEETINGS OF SHAREHOLDERS.

The Board of Directors may fix a time in the future not exceeding sixty (60) days preceding the date of any meeting of Shareholders or less than ten (10) days, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting. In such case, only Shareholders of record on the date so fixed shall be entitled  to notice of and to vote at such meeting, as the case may be notwithstanding any transfer of any share on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period.

Section 12. PROXIES.

Every Shareholder entitled to vote, or to execute consents or dissents, may do so, either in person or by written proxy or otherwise executed and transmitted to the corporation in accordance with the provisions of the Corporation Law. A proxy is valid for a maximum period provided in the Corporation Law unless revoked or a different period is stated therein.

Section 13. ORGANIZATION OF MEETINGS OF SHAREHOLDERS.

The President, or in the absence of the President, any Vice President, shall call the meeting of Shareholders to order, and shall act as chairman of the meeting. In the absence of the President and all of the Vice Presidents, Shareholders shall appoint a chairman for such meeting. The Secretary of the corporation shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding officer may appoint any person to act as Secretary of the meeting.

Section 14. INSPECTORS OF ELECTION AT MEETINGS.

In advance of any meeting of Shareholders, the Board of Directors may, if they so elect appoint one or more inspectors of election to act at such meeting or  any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the Board of Directors shall make such appointment at the meeting.

These inspectors shall:

(a)determine the number of shares outstanding and the voting power of each share;

(b)determine the shares represented at the meeting and the existence of a quorum;

(c)determine the authenticity, validity, and effect of proxies and ballots;

(d)receive votes, ballots, waivers, releases, or consents;

(e)hear and determine all challenges and questions in any way arising in connection with the right to vote or the vote;

(f)count and tabulate all votes or consents;

(g)determine when the polls shall close;

(h)determine the result; and

(i)do any other acts that may be proper to conduct the election or vote with impartiality and fairness to all Shareholders.

Section15.ELECTRONICPARTICIPATIONINMEETINGSOF SHAREHOLDERS.

Shareholders and Proxyholders may participate in a meeting of Shareholders by means of a telephone conference or any similar method of interactive electronic communication or transmission by which all persons participating in the meeting can hear and speak to each other. Participation by such means constitutes presence in person at  the meeting.

Unless otherwise restricted by the Certificate of Incorporation or Bylaws, the Board of Directors may hold a meeting of Shareholders conducted solely by means of remote communication. Subject to any guidelines and procedures adopted by the Board of Directors, Shareholders and Proxyholders not physically present at a meeting of Shareholders may participate in the meeting by means of remote communication and are considered present in person and may vote at the meeting if all of the following are met:

The corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a Shareholder or Proxyholder.

The corporation implements reasonable measures to provide each Shareholder and Proxyholder a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings.

If any Shareholder or Proxyholder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the corporation.

ARTICLE VI

CERTIFICATES AND TRANSFER OF SHARES

Section 1. CERTIFICATES FOR SHARES.

Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state on the face the name of the corporation, state of incorporation, the name of the record holder of the shares represented thereby; the number of shares represented, class of shares, designation of series; the par value or a statement that the shares are without par value; date of issuance; a statement of the rights, privileges, preferences, restrictions or limitations, if any; a conspicuous statement as to the rights of redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; whether or not the shares are assessable or,  whether assessments are collectible by personal action.

All certificates shall be signed in the name of the corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President and by the Treasurer, certifying the number of shares and the class or series of shares owned by the Shareholder.

Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect  as if that person were an officer, transfer agent, or registrar at the date of issue.

Section 2. TRANSFER ON STOCK LEDGER.

Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its stock ledger.

Section 3. TRANSFER AGENTS AND REGISTRARS.

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who, shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 4. RECORD DATE

In order that the corporation may determine the Shareholders entitled to notice of any meeting, any adjournments of a meeting for which notice is required, to vote at any meeting, give written consent or dissent to action without meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of the meeting or date of payment nor more than sixty (60) days prior to any other action.

If no record date is fixed, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

Unless the Certificate of Incorporation or the Corporation Law provide otherwise, the record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is given by delivery to the registered office of the corporation in the State of New York.

Unless the Certificate of Incorporation or the Corporation Law otherwise provides, the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day, prior to the date of such other action, whichever is later.

Section 5. LEGEND CONDITION.

In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

Section 6. LOST OR DESTROYED CERTIFICATES.

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of the fact and shall, if the Directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

ARTICLE VII

RECORDS – INSPECTION - FILINGS - CHECKS - CONTRACTS - REPORTS

Section 1. RECORDS.

The corporation shall maintain, in accordance with generally accepted accounting principles, adequate, appropriate, complete and correct accounts, books and records of its business and properties including financial statements. The corporation shall maintain a copy of the Certificate of Incorporation certified as filed by the Secretary of State and all amendments thereto, a copy of the Bylaws certified by an officer of the corporation and all amendments thereto, resolutions adopted by the Board of Directors (and the committees thereof) including but not limited to those creating one or more classes or series of shares and fixed relative rights, preferences and limitations, minutes of all meetings of Shareholders records of all actions taken by Shareholders without meeting, all written communications by corporation to Shareholders, a stock ledger reflecting the original issuance of shares, revised at least annually and a current list of its Shareholders showing number of shares of each class and series held and address of each Shareholder, dates when each Shareholder becomes owner of record, names and addresses of current Directors and officers, Biennial Filing most recently filed with the Secretary of State, financial statements for the past three years and tax returns for the past six years.

Section 2. INSPECTION OF BOOKS AND RECORDS.

Upon written request made under the Corporation Law stating a proper purpose for the requests made in good faith at least five days in advance, all records described in Section 1 above shall be open to inspection and available for the making of photocopies and extracts therefrom to a Director and Shareholder.

Section 3. BIENNIAL FILINGS.

As required by the Corporation Law, the corporation shall periodically file a statement, list, or registration with the Secretary of State with any fees required.

Section 4. CHECKS, DRAFTS, ETC.

All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5. EXECUTION OF CONTRACTS.

The Board of Directors, except as in the Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation  by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount.

ARTICLE VIII

AMENDMENTS TO BYLAWS AND CONSTRUCTION

Section 1. AMENDMENT OF BYLAWS BY SHAREHOLDERS.

The Bylaws may be amended or repealed by a majority of the votes cast by the shares at the time entitled to vote in the election of any Directors. When so provided in the Certificate of Incorporation or a Bylaw adopted by the Shareholders, Bylaws may  also be adopted, amended or repealed by the board by such vote as may be therein specified, which may be greater than the vote otherwise prescribed above, but any Bylaw adopted by the board may be amended or repealed by the Shareholders entitled to vote thereon as herein provided.

No amendment of the Bylaws pertaining to the election of Directors or the procedures for the calling and conduct of a meeting of Shareholders shall affect the election of Directors or the procedures for the calling or conduct in respect of any meeting of Shareholders unless adequate notice thereof is given to the Shareholders in a manner reasonably calculated to provide Shareholders with sufficient time to respond thereto prior to such meeting.

Section 2. RECORD OF AMENDMENTS.

Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in the book of Bylaws.

Section 3. CONSTRUCTION AND INTERPRETATION.

Unless the context requires otherwise, the general provision rules of construction and definition of the Corporation Law shall govern the Bylaws. Without limiting the generality of this provision, the singular number includes plural, the plural number includes the singular. These Bylaws (and any amendments thereto) shall not be  construed in a manner inconsistent with the Certificate of Incorporation or the applicable provisions of the Corporation Law. Any provision of the Bylaws that is inconsistent with the Certificate of Incorporation or the Corporation Law shall be invalid only to the extent reasonably necessary for the provision to comply with the Certificate of Incorporation or Corporation Law as the case may be.

ARTICLE IX MISCELLANEOUS

Section 1. CORPORATE SEAL.

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the year or date of its incorporation, and the state of incorporation.

Section 2. REPRESENTATION OF SHARES IN OTHERS.

Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the Chairman of the Board, the President or any Vice President and the Secretary or an Assistant Secretary.

Section 3. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

To the fullest extent permitted by law Nowigence, Inc. (“Corporation”) shall fully indemnify, hold harmless and defend (collectively “indemnify” and “indemnification”) its directors, officers, employees, agents, stockholders and affiliates (individually "Indemnitee" or collectively, “Indemnified Part(y)ies”) from and against all claims, demands, actions, suits, damages, liabilities, losses, settlements, judgments, costs and expenses (including but not limited to reasonable attorney’s fees, costs and experts’ fees, expenses and charges and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any claim relating to any indemnifiable event), whether or not involving a third party claim, which arise out of or relate to (1) any actual or asserted breach of any representation or warranty of Corporation provided to its customers, employees, contractors or shareholders, (2) any breach or violation of any covenant or other obligation or duty of Corporation under applicable law governing its business operations or relations, (3) trademark or intellectual infringement by Corporation products or practices, and (4) any event or occurrence related to the fact that Indemnitee is, was or agreed to serve as, a director, officer, employee, consultant, trustee, agent or fiduciary of the Corporation, in each case whether or not caused by the negligence of any other Indemnified Party and whether or not the relevant Claim has merit. It being further understood that that each Indemnitee shall have the right to choose counsel to represent Indemnitee in any matter for which an indemnification or expense reimbursement might be sought under this provision.

Section 4. ACCOUNTING YEAR AND ACCOUNTING METHOD.

The accounting year and accounting method of the corporation shall be fixed by resolution of the Board of Directors.

Section 5. OTHER TAX ELECTIONS.

The Board of Directors may authorize the Treasurer to prepare and file such other tax elections as the Board of Directors deems appropriate.

Section 6. SUBSIDIARY CORPORATIONS.

Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as a corporation, the shares of which possessing more than 25% of the total combined voting power of all classes of shares entitled to vote, are owned directly or indirectly through one (1) or more subsidiaries.

CERTIFICATE OF ADOPTION OF BYLAWS OF

NOWIGENCE INC

ADOPTION BY INCORPORATOR(S).

The undersigned person(s) named in the Certificate of Incorporation as the Incorporator(s) of the above named corporation hereby adopt the same as the Bylaws of said corporation.

Executed on: 12/31/2018

/s/ Anoop Bhatia

Anoop Bhatia, Incorporator

CERTIFICATE OF SECRETARY OF ADOPTION OF BYLAWS OF

NOWIGENCE INC BY INCORPORATOR(S)

I DO HEREBY CERTIFY AS FOLLOWS:

That I am the duly elected, qualified and acting Secretary of the above named corporation, that the foregoing Bylaws were adopted as the Bylaws of said corporation on the date set forth above by the person(s) named in the Certificate of Incorporation as the Incorporator(s) of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal on 12/31/2018.

/s/ Anoop Bhatia

Anoop Bhatia, Secretary

CERTIFICATE OF SECRETARY OF ADOPTION OF BYLAWS OF

NOWIGENCE INC

BY VOTE OF SHAREHOLDERS

THIS IS TO CERTIFY:

That I am the duly elected, qualified and acting Secretary of the above named corporation and that the above and foregoing Code of Bylaws was submitted to the Shareholders at their first meeting and recorded in the minutes thereof, was ratified by the vote of Shareholders entitled to exercise the majority of the voting power of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this day on 12/31/2018

/s/ Anoop Bhatia

Anoop Bhatia, Secretary